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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SENOMYX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	33-0843840 (I.R.S. Employer Identification no.)
11099 North Torrey Pines Road La Jolla, CA (Address of principal executive offices)	92037 (Zip code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act Registration Statement and Number to which the form relates: 333-113998

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
(Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

        A description of the common stock, par value $0.001 per share (the "Common Stock"), of Senomyx, Inc., a Delaware corporation (the "Registrant"), to be registered hereunder is contained in the section entitled "Description of Capital Stock," in the prospectus included in the Registrant's Form S-1 Registration Statement, No. 333-113998, filed with the Securities and Exchange Commission on March 29, 2004, as amended from time to time, (the "Registration Statement"), and is incorporated herein by reference.

Item 2.    Exhibits.

Exhibit Number	Description of Document
3.1*	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of the Registrant's initial public offering.
3.2*	Form of Amended and Restated Bylaws to be effective upon completion of the Registrant's initial public offering.
4.1*	Form of Common Stock Certificate.
4.2*	Warrant dated July 17, 2001, as amended November 14, 2001, issued to Silicon Valley Bank.
4.3*	Fourth Amended and Restated Investor Rights Agreement dated November 14, 2001, as amended February 27, 2002, between the Registrant and certain of its stockholders.

*
Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SENOMYX, INC.
Date: June 8, 2004	By:	/s/ KENT SNYDER Kent Snyder President and Chief Executive Officer

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SIGNATURE